Exhibit 10.4

EMPLOYMENT CONTINUATION AGREEMENT

EMPLOYMENT CONTINUATION AGREEMENT (“Agreement”) is made and entered into September 22, 2005, by and between CHRISTOPHER & BANKS CORPORATION, a Delaware corporation (the “Company”) and RALPH C. NEAL (“Neal”).

WITNESSETH:

WHEREAS, Neal and the Company are parties to that certain Executive Employment Agreement dated as of March 1, 2002, as amended by that certain agreement dated September 22, 2005 (collectively, the “Employment Agreement”); and

WHEREAS, Neal has been an employee and officer of the Company; and

WHEREAS, Neal and the Company each wish to agree to terms of a continued employment with the Company for a specified period and the terms and conditions of the termination of his service as an officer of the Company (including any and all rights and obligations of the parties under the Employment Agreement except as outlined herein) and Neal desires to release the Company from any and all existing claims, subject to the terms and conditions stated herein; and

WHEREAS, the Company desires to provide certain continuation of employment benefits to Neal; and

WHEREAS, the Company desires to have Neal continue to remain subject to certain nondisclosure restrictions and nonsolicitation obligations in order to protect the Company’s legitimate business interests and Neal is willing to agree to same; and

WHEREAS, the parties desire to delineate their respective rights, duties, and obligations, and desire complete accord.

NOW, THEREFORE, in consideration of the premises, and the agreements of the parties set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

1.             Recitals.  The recitals set forth above are true and correct in every respect and are incorporated herein by reference.

2.             Resignations by Neal.  Effective as of the close of business on April 30, 2006, Neal resigns from his position as Executive Vice President of Store Operations, and the Company hereby accepts this resignation.  It is agreed that effective as of the close of business on April 30, 2006, Neal has no further privileges, duties or obligations in such capacity.

EXECUTION COPY — NEAL

3.             Continuation of Employment and Termination of Employment Agreement.

(a)           Effective as of the close of business on April 30, 2006, the parties agree that consistent with Section 2 of this Agreement, Neal’s position with the Company as Executive Vice President of Store Operations, is terminated.  Further, effective as of the close of business on April 30, 2006 and except as otherwise expressly provided for in this Agreement, the Employment Agreement is terminated and of no further force and effect and Neal relinquishes any and all continuing rights and benefits he may have under the Employment Agreement.  The close of business on April 30, 2006 shall be referred to as the “Effective Time” under this Agreement.

(b)           As provided in Section 7 of this Agreement, Neal shall nevertheless continue as an employee of the Company in the capacity described below until the close of business on February 28, 2007 (the “Termination Date”).  On the Termination Date, Neal’s employment by the Company and its subsidiaries shall terminate and, except as otherwise required by applicable law or as provided for in this Agreement, Neal relinquishes all remaining rights and benefits, if any, he may then have as an employee of the Company.

4.             Consideration; Continuation of Compensation and Benefits.

(a)           From May 1, 2006 to the Termination Date (the “Employment Continuation Period”), so long as Neal has not breached any of his obligations under this Agreement, Neal shall receive an aggregate of $180,000, payable at those intervals as the Company pays its employees.

(b)           During the Employment Continuation Period, except as provided in Section 4(c) and 4(d) below, Neal shall not be entitled to any other compensation or fringe benefits, including but not limited to, (i) no participation in bonus or incentive programs, (ii) no eligibility for stock or option awards and (iii) no car allowance.

(c)           Except as provided in Section 4(d) of this Agreement, any and all other health care benefits or payments shall cease on the Termination Date.  After the Termination Date, Neal shall be entitled to continue to be covered by the Company’s group health insurance plan subject to the terms of such policy as presently maintained, or as maintained in the future, as a member of the group, the cost of which shall be paid by Neal, which coverage shall be continued until eligibility for Medicare exists for Neal.

(d)           In exchange for Neal’s agreement to enter into the release set forth in Section 11 of this Agreement, the Company agrees to (i) employ Neal during the Employment Continuation Period and (ii) continue to pay all the remaining premiums to Allianz Life Insurance Company of North America under the Future Select Policy (policy number 50044331) in connection with Neal’s long-term health care coverage.

(e)           All base salary payments made to Neal pursuant to this Agreement shall be subject to any and all applicable income tax withholding, FICA taxes and any other required deductions and withholdings.

5.             Stock Options.  Because Neal will be continuing as an employee of the Company during the Employment Continuation Period, the last tranche of 45,000 options, in accordance with and subject to the terms of the Stock Option Agreement dated January 6, 2004 (the “2004 Stock Option”), is expected to (i) vest in full on January 6, 2007 and (ii) be exercisable in accordance with the terms and conditions of the 2004 Stock Option at any time commencing on January 6, 2007 and ending May 31, 2007 (i.e., three months after the termination of Neal’s employment with the Company on the Termination Date).  Further, Neal’s other outstanding stock options as reflected on Exhibit A attached hereto shall be exercisable in accordance with their respective terms and ending on May 31, 2007.  If Neal’s employment terminates prior to the Termination Date, (a) any options that are unvested shall cease to vest and (b) all options must be exercised within ninety days of such earlier termination date.

6.             Return of Company Assets and Property.  As promptly as possible following the Termination Date, Neal will return to the Company (1) all Company credit cards in Neal’s possession, (2) all keys and security badges providing access to any of the Company’s facilities and all Company owned equipment in Neal’s possession, and (3) all documents, papers and other Company information.

7.             Employment During Employment Continuation Period.

(a)           During the Employment Continuation Period, and for no additional compensation other than provided in this Agreement, Neal shall continue as an employee of the Company and, as such, shall make himself available to provide such advice and assistance as the Company may reasonably request during such period in order to effectuate a smooth transition of management associated with Neal’s departure from the Company on the Termination Date; provided that such services are expected to consist of a minimum of forty (40) hours a month; and provided further, the parties acknowledge that such services will generally consist of those activities set forth on Exhibit B attached hereto.

(b)           The Company anticipates that the services to be rendered by Neal during the Employment Continuation Period will be performed from away from the Company’s headquarters in Minneapolis with communications provided principally by way of telephone; provided however, Neal agrees to a minimum of one (1) visit to the Company’s headquarters each month and to otherwise provide such services at the Minneapolis offices of the Company or other locations if requested to do so by senior executives of the Company and if his reasonable costs of travel are paid by the Company in accordance with the Company’s expense reimbursement policies.

8.             Governance.  During the Employment Continuation Period, Neal shall continue to be bound in all respects by all applicable provisions of the Company’s Insider Trading Policy, Code of Business Conduct and Ethics and Conflict of Interest Policy.  Such continuing obligation shall be in addition to Neal’s obligation arising under this Agreement and applicable law.

9.             Property Rights and Use or Disclosure of Confidential Information; Noncompete and Nonsolicitation.  Neal shall continue to be bound in all respects by the provisions of the

Employment Agreement relating to Confidentiality as contained in Article 8 thereof and the provisions of the Employment Agreement relating to Noncompetition and Nonsolicitation as contained in Article 7 thereof; and notwithstanding the termination of the Employment Agreement in all other respects, such Articles 7 and 8 shall continue in force and effect as separately enforceable agreements as if such provisions were contained herein.  Such continuing obligations shall be in addition to Neal’s obligations arising under applicable law including without limitation the obligations relating to trade secrets arising under Minnesota law.  For purposes of the continuing effectiveness of the foregoing provisions of the Employment Agreement, Neal’s employment under Section 7 of this Agreement shall be considered continued employment of Neal by the Company through the end of the Employment Continuation Period.

10.           Non-Disparagement; Public Disclosure.

(a)           Neal covenants and agrees that he will not make any disparaging remarks, whether orally or in writing, about the Company, its subsidiaries and/or related entities, its products, services, officers, Board of Directors, managers, supervisors, and employees, to any persons whatsoever.  The obligation under this Section includes, but is not limited to, refraining from making any disparaging, degrading or demeaning remarks or casting any aspersions on the Company which are reasonably likely to have a harmful effect on its reputation.

(b)           The parties shall mutually prepare and issue the press release(s) or other similar formal public disclosure(s) regarding the matters contained in this Agreement.

11.           General Release.

(a)           Effective as of the Termination Date, Neal, on behalf of himself and his agents, family members, heirs, successors and assigns, hereby irrevocably and unconditionally releases and discharges the Company, and any and all of its subsidiaries, affiliates and other related companies, as well as any and all of their directors, officers, agents, employees, partners, investors, shareholders, administrators, attorneys, predecessors, successors and assigns (the “Released Parties”) from any and all claims, demands, liabilities, damages, obligations, actions or causes of action of any kind, known or unknown, past or present, arising out of, relating to, or in connection with Neal’s employment, termination of employment, or the holding of any office with the Company or any other related entity, arising from any omissions, acts or facts that have occurred up to and including the Effective Time. The claims released by Neal include, but are not limited to:

(i)            any and all claims relating to or arising from Neal’s employment relationship with the Company and the termination of that relationship;

(ii)           any and all claims relating to, or arising from, Neal’s right to purchase, or actual purchase of shares of stock of the Company, or to otherwise participate in the equity of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(iii)          any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

(iv)          any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Executive Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, the Older Workers Benefit Protection Act, any applicable Human Rights Act, and any other federal, state or local statute or regulation regarding employment or discrimination in employment or termination of employment;

(v)           any and all claims for violation of the federal, or any state, constitution;

(vi)          any and all claims for attorneys’ fees and costs.

Neal agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to (A) any claims Neal may have under any employee benefit plan or plans, (B) any claims Neal may have in his capacity as a shareholder of the Company arising after the Effective Time, or (C) any claims Neal may have under the Employment Agreement.

Neal agrees to forever refrain from instituting, initiating, prosecuting, maintaining or voluntarily participating in any lawsuit, claim or other proceeding in any jurisdiction or forum relating in any way to his employment, termination from employment, or the holding of any office with the Company or the termination of that relationship, up to the Effective Time.

(b)           In consideration for the continued payment by the Company for Neal’s long-term health care coverage on the Termination Date, Neal agrees to re-execute a release substantially in the form of Section 11(a).

12.           Enforcement; Attorneys’ Fees.  If, within 10 days after demand to comply with the obligations of one of the parties to this Agreement served in writing on the other, compliance or reasonable assurance of compliance is not forthcoming, and the other party engages the services of an attorney to enforce rights under this Agreement, the prevailing party in any action shall be entitled to recover all reasonable costs and expenses (including reasonable attorneys’ fees before and at trial and in appellate proceedings).

13.           Notices.  Any notice, request, demand, consent, approval, instruction or other communication required or permitted under this Agreement (collectively a “notice”) shall be in writing and shall be sufficiently given if delivered in person, sent by telex or telecopier, sent by a reputable overnight courier service or sent by registered or certified mail, postage prepaid, as follows:

If to Neal:                                                                                            Ralph C. Neal
Christopher & Banks Corporation
2400 Xenium Lane North
Plymouth, MN 55441

If to the Company                                                Christopher & Banks Corporation
2400 Xenium Lane North
Plymouth, MN 55441
Attn:  William J. Prange

Any notice which is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or by such party’s agent for notices hereunder).  Any notice which is addressed and mailed in the manner herein provided shall be presumed to have been duly given to the party to whom it is addressed at the close of business, local time of the recipient, on the fifth day after the date it is so placed in the mail.  Any notice which is telexed or telecopied in the manner provided herein shall be presumed to have been duly given to the party to whom it is directed upon confirmation of such telex or telecopy.  Any notice which is sent by a reputable overnight courier service in the manner provided herein shall be presumed to have been duly given to the party to which it is addressed at the close of business on the next day after the day it is deposited with such courier service.

Any person wishing to change the person or address to whom notices are to be given may do so by complying with the foregoing notice provisions.

14.           Other Future Cooperation.  It is agreed and understood that, notwithstanding the other provisions of this Agreement, Neal will continue after the Employment Continuation Period to make himself available and cooperate in any reasonable manner at reasonable times in providing assistance to the Company in concluding any matters which are presently pending.  In securing such cooperation, the Company will be reasonable in considering other commitments and time constraints that Neal may have at the time such assistance is requested.  It is understood that such cooperation and assistance shall be without additional compensation to Neal.  Should Neal ever receive notice of a subpoena in the future or other attempt to talk with him or attempt to obtain his testimony relating to or regarding the Company in any way, Neal agrees to notify the Company’s Chief Financial Officer and to provide a copy of any subpoena or request, within two (2) calendar days of receipt of such notice.

15.           Successors and Assigns; Applicable Law.  This Agreement shall be binding upon and inure to the benefit of Neal and his heirs, administrators, representatives, executors, successors and assigns, and shall be binding upon and inure to the benefit of each of them, and to their respective heirs, administrators, representatives, executors, successors and assigns.  This Agreement shall be construed and interpreted in accordance with the laws of the state of Minnesota.

16.           Complete Agreement.  This Agreement shall constitute the full and complete agreement between the parties concerning its subject matter and fully supersedes any and all other prior agreements or understandings between the parties regarding the subject matter hereto.  This Agreement shall not be modified or amended except by a written instrument signed by both Neal and an authorized representative of the Company.

17.           Severability.  The unenforceability or invalidity of any particular provision of this Agreement shall not affect its other provisions and to the extent necessary to give such other provisions effect, they shall be deemed severable.

18.           Waiver of Breach; Specific Performance.  The waiver of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach.  Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of any of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of any of the provisions of this Agreement.

19.           Acknowledgment/Voluntary Signing of Agreement.  Neal warrants, represents, and agrees that he has been encouraged to seek advice from anyone of his choosing regarding this Agreement, including his attorney, accountant or tax advisor prior to his signing it; that this Agreement represents written notice to do so; and that he has been given the opportunity and sufficient time to seek such advice; and that he fully understands the meaning and contents of this Agreement.  NEAL UNDERSTANDS THAT HE HAD THE RIGHT TO TAKE UP TO TWENTY-ONE (21) DAYS TO CONSIDER WHETHER OR NOT HE DESIRES TO ENTER INTO THIS AGREEMENT.  Neal acknowledges that he has completely read this Agreement and that prior to signing he has had sufficient opportunity to examine it and ask questions and consult with his attorneys and other persons of his own choosing prior to entering into this Agreement.  Neal further acknowledges that this Agreement is being signed voluntarily and without coercion or duress and with full understanding of its terms and effects.  Neal has not been promised any benefit except for the mutual consideration set out herein and there are no other understandings or oral/written agreements relating to the separation of his employment relationship except those set out above.  Neal specifically states that he is executing this Agreement knowingly and voluntarily.

20.           Ability to Revoke Agreement.  NEAL UNDERSTANDS THAT HE MAY REVOKE THIS AGREEMENT BY NOTIFYING THE COMPANY IN WRITING OF SUCH REVOCATION WITHIN SEVEN (7) DAYS OF HIS EXECUTION OF THIS AGREEMENT

AND THAT THIS AGREEMENT IS NOT EFFECTIVE UNTIL THE EXPIRATION OF SUCH SEVEN (7) DAYS.  HE UNDERSTANDS THAT UPON THE EXPIRATION OF SUCH SEVEN (7) DAY PERIOD THIS AGREEMENT WILL BE BINDING UPON HIM AND HIS HEIRS, ADMINISTRATORS, REPRESENTATIVES, EXECUTORS, SUCCESSORS AND ASSIGNS AND WILL BE IRREVOCABLE.

* * * * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the dated first above written.

WITNESS:	CHRISTOPHER & BANKS CORPORATION

/s/ Kevin L. Crudden	By:	/s/ William J. Prange
Kevin L. Crudden		William J. Prange
Chief Executive Officer

WITNESS:

/s/ Kevin L. Crudden	/s/ Ralph C. Neal
Kevin L. Crudden	Ralph C. Neal

EXHIBIT A

Stock Options (1)

Grant Date	Exercise Price	Number of Option Shares Outstanding

July 27, 2000	$7.7778	121,654
January 7, 2002	$21.4667	180,000
January 6, 2004	$18.33	135,000

(1)                                  At the date of this Agreement, some of these options remain subject to vesting in accordance with their respective option agreements.

EXHIBIT B

Duties and Responsibilities

1.  Attend all real estate meetings telephonically

2.  Visit real estate sites

3.  Handle Special Projects for the Chief Executive Officer

4.  Attend and advise on all 6 floor sets.